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                                                                  EXHIBIT 10.2

                   MODIFICATION OF SECURED PROMISSORY NOTE

WHEREAS this agreement is in reference to a loan which is evidenced by an instrument entitled Secured Promissory Note, (NOTE), dated August 29, 1997 executed by LEE PHARMACEUTICALS for the original principal sum of One Hundred Thirty Eight Thousand and 00/100 Dollars ($138,000.00) and payable to the order of PREFERRED BUSINESS CREDIT, INC.

Principal balance outstanding on this Note as of this date is EIGHTY THOUSAND THREE HUNDRED TWENTY SEVEN AND 13/100 DOLLARS ($80,327.13).

NOW THEREFORE, it is agreed by the undersigned parties that the Note shall be amended in the following respect:

This Note shall bear interest at the rate of 14.5%, computed on the basis of a 360 day year for actual days elapsed.

The term of this Note shall be extended to May 21, 2000.


Except as noted above, all the terms, conditions and provisions of said Note shall remain unchanged and in full force and effect.

Date: May 15, 1998                     Loan Number: LEE05

PREFERRED BUSINESS CREDIT, INC.        LEE PHARMACEUTICALS
a California corporation               a California corporation
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By: /s/ Farhad Motia                   By: /s/ Ronald G. Lee
   ---------------------------             -------------------------
   Farhad Motia, President                 Ronald G. Lee, President